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                                                                    EXHIBIT 99.5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE IRS FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social security numbers (SSNs) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT:      GIVE NAME AND SSN OF:       FOR THIS TYPE OF ACCOUNT:      GIVE NAME AND EIN OF:
------------------------------------------------------     ------------------------------------------------------
1.   Individual                The individual              6.   Sole proprietorship       The owner (3)

2.   Two or more individuals   The actual owner of the     7.   A valid trust, estate,    Legal entity (4)
     (joint account)           account or, if combined          or pension trust
                               funds, the first
                               individual on the           8.   Corporate                 The corporation
                               account (1)
                                                           9.   Association, club,        The organization
3.   Custodian account of a    The minor (2)                    religious, charitable,
     minor (Uniform Gift to                                     educational, or other
     Minors Act)                                                tax-exempt organization

4.   a. The usual revocable    The grantor-trustee (1)     10.  Partnership               The partnership
     savings trust (grantor
     is also trustee)                                      11.  A broker or registered    The broker or nominee
                                                                nominee
     b. So-called trust        The actual owner (1)
     account that is not a                                 12.  Account with the          The public entity
     legal or valid trust                                       Department of
     under state law                                            Agriculture in the name
                                                                of a public entity
5.   Sole proprietorship       The owner (3)                    (such as a state or
                                                                local government,
                                                                school district, or
                                                                prison) that receives
                                                                agricultural program
                                                                payments

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(1)  List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE IRS FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration Office. Get Form W-7, Application for IRS Taxpayer Identification Number, to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on payments of interest and dividends and/or on broker transactions include the following:

         - A corporation.

         - An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

         - The United States or any of its agencies or instrumentalities.

         - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

         - A foreign government, or any of its political subdivisions, agencies or instrumentalities.

         - An international organization or any of its agencies or instrumentalities.

         - A foreign central bank of issue.

         - A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

         - A futures commission merchant registered with the Commodity Futures Trading Commission.

         - A real estate investment trust.

         - An entity registered at all times during the tax year under the Investment Company Act of 1940.

         - A common trust fund operated by a bank under section 584(a).

         - A financial institution.

         - A trust exempt from tax under section 664 or described in section
           4947.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE IT, AND RETURN IT TO THE PAYER.

Certain payments other than interest and dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6045, 6049, 6050A, and 6050N.

PRIVACY ACT NOTICE

Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTIES FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSE INFORMATION. - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.